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                                                                   EXHIBIT 10.27

                  [LETTERHEAD OF BNY FINANCIAL CORPORATION]

September __, 1997

Yes! Entertainment Corporation
3875 Hopyard Road, Suite 375
Pleasanton, CA 94588

Ladies/Gentlemen:

        Reference is made to the Accounts Receivable Management and Security Agreement between us, dated as of July 31, 1995, as supplemented and amended (the "Agreement"). All capitalized terms not otherwise defined herein shall have such meaning as are ascribed to them in the Agreement.

        It is hereby agreed that effective as of the date hereof the Agreement shall be amended in the following manner:

        1. The definition of "Term" as set forth in Section 1 of the Agreement shall be restated in its entirety as follows:

                "Term" means the period from the Closing Date through September
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                3, 2001 subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder."

        2. The text of the last two sentences of Section 17 of the Agreement shall be deleted in their entirety and the following text shall be inserted in their place and stead:

                "The Borrower may terminate this agreement at any time upon 90 days prior written notice ("Termination Date") upon payment in full of the Obligations; provided that Borrower pays an early
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                termination fee in an amount equal to (a) $600,000.00 if such termination shall occur on or after September 4, 1997 through September 3, 1998, (b) $400,000.00 if such termination shall occur on or after September 4, 1998 through September 3, 1999, and (c) $200,000.00 if such termination shall occur on or after September 4, 1999 through September 3, 2001."

        3. The definition of "Receivables Advance Rate" as set forth in the definition of "Receivables Availability" in Section 1 of the Agreement shall be temporarily amended such that the percentage of "Seventy percent (70%)" which is presently in
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effect shall be reduced during the following periods to the following amounts:
effective November 1, 1997 through November 30, 1997 the percentage shall be reduced to "Fifty-Five percent (55%)" and shall further be reduced to Fifty percent (50%) effective December 1, 1997 through March 31, 1998.

      4. The definition of "Inventory Advance Rate" as set forth in clause "(a)" in the definition of "Inventory Availability" in Section 1 of the Agreement shall be temporarily amended by deleting the dollar amount of "$4,000,000.00" (appearing on the fifth line of that definition) presently in effect and by inserting in its place and stead, during the period of September 4, 1997 through October 31, 1997 the dollar amount of "$6,500,000.00", and during the period November 1, 1997 through March 31, 1998 the dollar amount of "$6,000,000.00", and said definition shall also be temporarily amended by increasing the percentage of "thirty per cent (30%)" as set forth in clause "(b)" in the definition of "Inventory Availability" (on the sixth line of that definition) to "forty per cent (40%)" for the period from September 4, 1997 through March 31, 1998.

     This letter shall also serve to confirm that without in any way limiting or modifying the discretionary nature on the part of the Lender of the lending facility under the Agreement, during the balance of September and the month of October, we will consider in our sole discretion extending overformula advances to you in excess of the lending formula set forth in Section 2(d) of the Agreement of up to $500,000.00 at any one time outstanding, should you indicate to us that such overformula advances are required by you.

     Except as hereby or heretofore modified or amended all of the terms and provisions set forth in the Agreement shall continue to remain in full force and effect in accordance with their original terms.

If the foregoing correctly sets forth the agreement between us, please execute a copy of this letter in the space provided below and return a fully executed copy to our offices.


                                   Very truly yours,
                                   BNY FINANCIAL CORPORATION


                                   By: /s/
                                      -------------------------------
                                   Title:


READ & AGREED:
YES! ENTERTAINMENT CORPORATION


By: /s/
   ---------------------------
Title: CFO